UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): February 1, 2005

AMERICAN STANDARD COMPANIES INC.
(Exact name of registrant as specified in its charter)

Delaware	1-11415	13-3465896

(State or other jurisdiction of incorporation or organization)	(Commission File No.)	(I.R.S. Employer Identification No.)

One Centennial Avenue, P.O. Box 6820, Piscataway, NJ	08855-6820

(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:     (732) 980-6000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the obligation of the registrant under any of the following provisions:

[ ] Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communication pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

The statements set forth under “INFORMATION CONCERNING FORWARD-LOOKING STATEMENTS,” which immediately follows Item 9.01, applies to information set forth in this Form 8-K.

ITEM 2.02. RESULTS OF OPERATIONS AND FINANCIAL CONDITION

     On February 1, 2005 American Standard Companies Inc. (the “Company”) issued a press release reporting its results for the quarter and year ended December 31, 2004 and provided forward looking guidance for the Company’s first quarter and fiscal year ending December 31, 2005. The Company’s earnings release for the quarter and year ended December 31, 2004 is attached as Exhibit 99.1 and incorporated herein by reference. The projections constituting the guidance included in the release involve risks and uncertainties, the outcome of which cannot be foreseen at this time and, therefore, actual results may vary materially from these forecasts. In this regard, see the information included below under the caption “Information Concerning Forward-Looking Statements.”

     The information in the earnings release and in this Item 2.02 is “furnished” and not “filed” for purposes of Section 18 of the Securities and Exchange Act of 1934, or otherwise subject to the liabilities of that section. Such information may be incorporated by reference in another filing under the Securities Exchange Act of 1934 or the Securities Act of 1933 only if and to the extent such subsequent filing specifically references such information.

     The earnings release contains non-GAAP financial measures. For purposes of Regulation G, a non-GAAP financial measure is a numerical measure of a registrant’s historical or future financial performance, financial position or cash flows that excludes amounts, or is subject to adjustments that have the effect of excluding amounts, that are included in the most directly comparable measure calculated and presented in accordance with GAAP in the statement of income, balance sheet or statement of cash flows (or equivalent statements) of the issuer; or includes amounts, or is subject to adjustments that have the effect of including amounts, that are excluded from the most directly comparable measure so calculated and presented. In this regard, GAAP refers to generally acceptable accounting principles in the United States. Pursuant to the requirements of Regulation G, the Company has provided reconciliations on the Consolidated Statement of Operations, the Data Supplement Sheet and on the Reconciliations of Net Cash Provided (Used) by Operating Activities to Free Cash Flow of the earnings release of the non-GAAP financial measures to the most directly comparable GAAP financial measures.

ITEM 7.01. REGULATION FD DISCLOSURE

     On February 1, 2005, the Company issued a press release announcing (i) its results for the quarter and year ended December 31, 2004 and provided forward-looking guidance for the Company’s first quarter and fiscal year ending December 31, 2005, (ii) a non-cash charge for asbestos, more fully described below, (iii) the institution of a quarterly cash dividend, and (iv) the authorization by the Company’s Board of Directors to repurchase up to an additional $400 million of Company common stock.

The press release, which is attached as Exhibit 99.1, and the information included in Item 2.02 of this Form 8-K are incorporated herein by reference.

ACCOUNTING FOR FUTURE ASBESTOS LIABILITIES

     Background

     Over the years, the Company has been named as a defendant in numerous lawsuits alleging various asbestos-related personal injury claims arising primarily from sales of boilers and railroad brake shoes. In these asbestos-related lawsuits, the Company is usually named as one of a large group of defendants, often in excess of one hundred companies. Many of these lawsuits involve multiple claimants, do not specifically identify the injury or disease for which damages are sought and/or do not allege a connection between any Company product and a claimed injury or disease. As a result, numerous lawsuits have been placed and may remain on inactive or deferred dockets, which some jurisdictions have established.

     Accounting Treatment

     Historically, the Company recorded a liability only for filed asbestos claims. Costs associated with claims that might be filed against the Company in the future were not recorded because the Company did not believe its history and experience with asbestos-related litigation was sufficient to allow it to make a reasonable estimate of this liability. Because of a stabilization in the rate at which new claims are being filed and the Company’s added experience in resolving claims, the Company now believes a reasonable estimate of this liability can be made.

     In the fourth quarter of 2004, the Company retained Dr. Francine F. Rabinovitz of Hamilton, Rabinovitz & Alschuler, Inc. (“HR&A”) to assist it in calculating an estimate of the Company’s total liability for pending and unasserted potential future asbestos-related claims. Dr. Rabinovitz is a respected expert in performing complex calculations such as this. She has been involved in a number of asbestos-related valuations of current and future liabilities, and her valuation methodologies have been accepted by numerous courts.

     The methodology used by HR&A to project the Company’s total liability for pending and unasserted potential future asbestos-related claims relied upon and included the following factors:

•	HR&A’s interpretation of a widely accepted forecast of the population likely to have been exposed to asbestos

•	epidemiological studies estimating the number of people likely to develop asbestos-related diseases

•	HR&A’s analysis of the number of people likely to file an asbestos-related personal injury claim against the Company based on such epidemiological data and the Company’s most recent five-year claims history

•	an analysis of the Company’s pending cases, by type of injury claimed

•	an analysis of the Company’s most recent five-year history to determine the average settlement value of claims, by type of injury claimed

•	an adjustment for inflation in the future average settlement value of claims, at a 3% inflation rate

•	an analysis of the period over which the Company has and is likely to resolve asbestos-related claims against it in the future

     Based on these factors, HR&A calculated a total estimated liability for the Company to resolve all pending and unasserted potential future claims through 2055, which is HR&A’s reasonable best estimate of the time it will take to resolve asbestos-related claims, of $699 million. This amount is on a pre-tax basis, not discounted for the time value of money, and excludes legal fees. Based on HR&A’s analysis, the Company increased its recorded liability for asbestos claims by $616 million, from $83 million to $699 million.

     As of December 31, 2004, the Company recorded an increase in the receivable for probable asbestos-related insurance recoveries of $309 million. This represents amounts due to us for previously settled and paid claims and the probable reimbursements relating to our estimated liability for pending and future claims. In calculating this amount, the Company used the estimated asbestos liability for pending and projected future claims calculated by HR&A. It also considered the amount of insurance available, gaps in coverage, applicable deductibles, allocation methodologies, solvency ratings and credit-worthiness of the insurers, the published dividend rates of insolvent insurers, amounts already recovered from and the potential for settlements with insurers, and estimated annual legal fees.

     In the 4th quarter of 2004, the Company recorded a non-cash charge to income of $307 million ($188 million after tax) which is the difference between the amount by which the Company increased its total estimated liability for pending and projected future asbestos-related claims and the amount the Company expects to recover from insurers with respect to that increased liability. This difference is due primarily to gaps in coverage, deductibles associated with the policies and settlements for less than the full coverage limits with carriers in insolvency proceedings and carriers with questionable credit-worthiness (“Gaps, Deductibles and Discounts”). In addition, because some insurance policy buy-out arrangements result in insurers paying the Company before liability payments are due to claimants, such settlements typically take into account the time-value of money and include some discount to reflect the early payment. This discount also contributes to the gap between the recorded liability and the recorded insurance receivable.

     The Company is in litigation against certain carriers whose policies it believes provide coverage for pending claims. The insurance carriers named in this suit are challenging our right to recovery. While we cannot predict the outcome of this litigation with certainty, the Company believes that the amount recorded is probable of recovery based on its analysis of the coverage, the applicable law, historical trends in its and other insured parties’ settlements with insurers and the likelihood of achieving a settlement with some or all of the insurers.

     The aggregate amount of the stated limits in insurance policies available to the Company for asbestos-related claims, acquired over many years and from many different carriers, is substantial, significantly exceeding the projected liability against the Company. However, limitations in that coverage, primarily due to Gaps, Deductibles and Discounts, are expected to result in the projected total liability to claimants and related expenses exceeding the probable insurance recovery. The Company has or is about to settle with most of the insolvent carriers and carriers with poor credit quality whose policies it believes provide coverage for pending and projected future claims. After completing these settlements, 85% of the remaining recorded insurance recovery receivable will be from carriers rated A or better by AM Best.

     The amounts recorded by the Company for asbestos-related liability and insurance-related receivables are based on currently known facts. The Company’s actual expenses or insurance recoveries could be significantly higher or lower than those recorded if assumptions used in the Company’s or HR&A’s calculations vary significantly from actual results. Key variables in these assumptions are identified above and include the number and type of new claims to be filed each year, the average cost of disposing of each such new claim, average annual defense costs, the resolution of coverage issues among insurance carriers including allocation methodologies, and the solvency risk with respect to our insurance carriers. Furthermore, predictions with respect to these variables are subject to greater uncertainty as the projection period lengthens. Other factors that may affect the Company’s liability and ability to recover under its insurance policies include uncertainties surrounding the litigation process from jurisdiction to jurisdiction and from case to case, reforms that may be made by state and federal courts, and the passage of state or federal tort reform legislation.

     Claims History

     From receipt of its first asbestos claim more than twenty years ago to December 31, 2004, the Company has resolved 25,389 claims, and settlements of approximately $51 million have been made, for an average payment per claim of $2,003. The table below provides additional information regarding asbestos-related claims filed against the Company, reflecting updated information for all periods.

				Total pre-
	2002	2003	2004	12/31/04
Open claims – January 1	52,985	97,200	116,549	N/A
New Claims filed	45,404	26,295	12,059	N/A
Claims settled	431	430	812	8,090
Claims dismissed	758	6,516	2,479	17,299
Open claims – December 31	97,200	116,549	125,317	125,317

     Because claims are frequently filed and settled in large groups, the amount and timing of settlements, as well as the number of open claims, can fluctuate significantly from period to period. This is demonstrated by the fact that approximately 40% of all claims filed against the Company were filed in a 20-plus year period prior to 2002, 40% were filed in the 16-month period from January 2002 through April 2003, and the remaining 20% were spread relatively evenly over the next 20 months through December 2004. The Company believes that the dramatic increase in filings in the 16-month period from January 2002 through April 2003 was influenced by the bankruptcy filings of numerous asbestos defendants in asbestos-related litigation and the prospect of various forms of state and federal judicial and legislative reforms.

     The information in the press release and this Item 7.01 is “furnished” and not “filed” for purposes of Section 18 of the Securities and Exchange Act of 1934, or otherwise subject to the liabilities of that section. Such information may be incorporated by reference in another filing under the Securities Exchange Act of 1934 or the Securities Act of 1933 only if and to the extent such subsequent filing specifically references the information incorporated by reference herein.

ITEM 9.01. EXHIBITS

     The following exhibits are filed or furnished as part of this Report to the extent described in Item 2.02 and Item 7.01.

99.1	Press Release dated February 1, 2005 pertaining to certain asbestos matters, the payment of a quarterly dividend, the Company’s stock repurchase program and the financial results of the Company for the quarter and fiscal year ended December 31, 2004.

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INFORMATION CONCERNING FORWARD-LOOKING STATEMENTS

     Certain of the statements contained in this report, and the exhibit attached hereto, including, without limitation, statements under the heading “Earnings Guidance” in the earnings press release, the assumptions set forth under the “Non-Cash Asbestos Charge” section of Item 7.01 and statements as to management’s good faith expectations and belief are forward-looking statements. Forward looking statements can be identified by the use of words such as “believe,” “expect,” “plans,” “strategy,” “prospects,” “estimate,” “project,” “anticipate,” “intends” and other words of similar meaning. Forward-looking statements are made based upon management’s expectations and belief concerning future developments and their potential effect upon the Company. There can be no assurance that future developments will be in accordance with management’s expectations or that the effect of future developments on the Company will be those anticipated by management. Actual results may differ materially from these expectations as a result of many factors including (i) pricing changes to materials used to product its products and the ability to offset those changes through price increases, (ii) changes in U.S. or international economic conditions, such as inflation and interest rate and exchange rate fluctuations and (iii) the actual level of construction activity in the Company’s end-markets. For information about additional factors which could cause actual results to differ materially from expectations and other risks and uncertainties that could adversely affect the Company’s forward-looking statements, please refer to the Company’s filings with the Securities and Exchange Commission, including its Annual Report on Form 10-K for the fiscal year ended December 31, 2003.

SIGNATURES

                    Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

AMERICAN STANDARD COMPANIES INC.

	By:	/s/ RICHARD S. PARADISE

	Name:	Richard S. Paradise
	Title:	Vice President and Controller

DATE: February 1, 2005

EXHIBIT INDEX

Exhibit
Number	Description

99.1	Press Release dated February 1, 2005 pertaining to certain asbestos matters, the payment of a quarterly dividend, the Company’s stock repurchase program and the financial results of the Company for the quarter and fiscal year ended December 31, 2004.